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                                                                    EXHIBIT 10-2

                               BAILMENT AGREEMENT

      This Bailment Agreement (this "Agreement") is made as of August 2, 2005, between PREMIER TOOL & DIE CAST CORP., a Michigan corporation ("Premier") and LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Lexington").

      WHEREAS, Premier and Lexington have entered into an Equipment Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, pursuant to which Premier has purchased certain machinery, equipment and inventory (the "Purchased Assets") from Lexington, as more particularly defined in the Purchase Agreement.

      WHEREAS, Premier desires to leave the Purchased Assets in Lexington's facility located at 201 Winchester Road, Lakewood, New York (the "Premises") and to permit Lexington to use the Purchased Assets as provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto hereby agree as follows:

      1. Bailment. Lexington and Premier agree that the Purchased Assets shall be held by Lexington as bailee on the terms and conditions set forth in this Agreement, including, the Terms of Bailment set forth on Exhibit A. Premier shall at all times maintain full ownership of the Purchased Assets as bailor. The term of this bailment arrangement shall commence on the date first written above and shall expire on the earlier of (the "Termination Date") (a) September 30, 2005 or (b) such earlier date as Premier removes all of the Purchased Assets from the Premises. Lexington shall have no liability for any destruction or damage to the Purchased Assets or to repair the Purchased Assets. Each of the parties will comply with its obligations set forth on Exhibit A.

      2. Use of Purchased Assets. During the term of this Agreement, Premier hereby authorizes Lexington to use the Purchased Assets for the manufacture and production of die castings for Premier or to be sold to Premier's customers. Lexington shall have no obligation to maintain the Purchased Assets, whether in good working order or otherwise, or to repair any damage to any of the Purchased Assets or to replace any Purchased Assets which are destroyed or lost, irrespective of the cause thereof.

      3. Removal of Purchased Assets. Premier, at its sole cost and expense, shall cause the Purchased Assets to be removed from the Premises on or prior to the Termination Date, during normal business hours upon prior written notice to Lexington. Premier shall be responsible for any and all damages caused by the removal of the Purchased Assets from the Premises. In the event that Premier fails to remove the Purchased Assets as provided in this Section 3, Premier shall be responsible for paying a monthly storage fee in the amount of $12,500 for any month or part thereof while any Purchased Assets remain on the Premises. In addition, in the event Premier fails to remove the Purchased Assets as provided in this Section 3, Lexington, in its sole discretion, may remove such Purchased Assets, and Premier shall be responsible for the costs and expenses of such removal and any storage costs incurred by Lexington after such Purchased Assets are so removed from the Premises.

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      4. General Provisions.

      (a) No Agency. Neither Lexington, nor any of its employees, agents or representatives, shall be deemed for any purposes whatsoever to be an employee, agent, officer or representative of Premier, nor shall any of them have any authority to represent Premier or to enter into or to accept any offers, contracts or agreements on behalf of Premier. Neither Premier, nor any of its employees, agents or representatives, shall be deemed for any purposes whatsoever to be an employee, agent, officer or representative of Lexington, nor shall any of them have any authority to represent Lexington or to enter into or to accept any offers, contracts or agreements on behalf of Lexington.

      (b) Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without reference to its principles of conflicts of laws.

      (c) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. No party may assign its rights or obligations hereunder except with the written consent of the other party.

      (d) Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Signatures sent by facsimile shall constitute and be binding to the same extent as originals.

      (e) Section Headings. The section headings in this Agreement are included for purposes of convenience only and shall not affect in any way the construction or interpretation of any of the provisions of this Agreement.

      (f) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date when delivered personally, the next business day after delivery to a nationally recognized overnight delivery service for next business day delivery, or on the fifth day after mailing if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows or to such other address as either party may designate by notice to the other party in accordance with this Section:

                  If to Lexington: Lexington Precision Corporation
                                   40 East 52nd Street
                                   New York, New York 10022
                                   Attention: Michael A. Lubin,
                                   Chairman of the Board

                  If to Premier:   Premier Tool & Die Cast Corp.
                                   9886 North Tudor Road
                                   Berrien Springs, MI 49103
                                   Attention: Paul Brancaleon, President

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      (g) Amendment. Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the parties hereto.

      THIS AGREEMENT has been executed by the parties hereto as of the day and year first above written.

                                                  PREMIER TOOL & DIE CAST CORP.

                                                  By: /s/ Paul Brancaleon
                                                      --------------------------
                                                  Name: Paul Brancaleon
                                                  Title: President

                                                  LEXINGTON PRECISION
                                                  CORPORATION

                                                  By: /s/ Michael A. Lubin
                                                      --------------------------
                                                  Name: Michael A. Lubin
                                                  Title: Chairman

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                                    EXHIBIT A
                                TERMS OF BAILMENT

      1. LOCATION OF PURCHASED ASSETS. Lexington shall not remove the Purchased Assets from the Premises. Lexington shall not use the Purchased Assets except pursuant to the Agreement.

      2. LIENS; NO TRANSFER. Lexington shall not cause any lien, security interest or encumbrance to be placed on any of the Purchased Assets, except in favor of Premier. Notwithstanding anything in the Agreement to the contrary, Lexington shall be entitled to hold and retain the Purchased Assets until Premier pays all amounts owed to Lexington pursuant to the Agreement or any other agreement or understanding between the parties with respect to the manufacture of products by Lexington for Premier or customers of Premier. Lexington shall not sell, transfer or otherwise dispose of the Purchased Assets during the term of the Agreement.

      3. INFORMATION, INSPECTION AND COMPLIANCE. Lexington shall allow Premier during normal business hours, upon prior written notice to inspect the Purchased Assets. Premier shall be solely responsible for any and all acts by, or damages caused by, its employees, representatives and agents at the Premises and for any claims by its employees, representatives or agents for bodily injury or death.

      4. RISK OF LOSS; INDEMNIFICATION. Premier shall bear the entire risk of loss of the Purchased Assets, except to the extent of any insurance proceeds received by Lexington in respect of the insurance policies covering such Purchased Assets maintained pursuant to paragraph 5 below. Premier assumes full responsibility and liability for death of or injury to person and damage to or loss of property resulting from, and hereby indemnifies and holds Lexington harmless from and against all claims, damages and expenses (including, without limitation, attorneys' fees) arising out of the use, operation, storage and maintenance of the Purchased Assets, except to the extent of any insurance proceeds received by Lexington . In the event that any of the Purchased Assets need to be repaired, Premier shall be solely responsible for any and all costs and expenses thereof.

      5. INSURANCE. Lexington shall maintain, with financially sound and reputable insurance companies, insurance with respect to the Premises and the personal property located thereon against loss or damage in an amount not less than the full replacement value thereof. All such insurance policies shall name Premier as additional insured in respect of Premier's interest in personal property located at the Premises owned by Premier and shall provide that any such policy may not be cancelled or terminated nor the coverage reduced without at least thirty (30) days' prior written notice to Premier and shall permit Premier to pay any premium within twenty (20) days after receipt of any notice stating that such premium has not been paid when due. Lexington shall furnish to Premier, upon request, a certificate of insurance evidencing such insurance.

      6. TAXES AND OTHER OBLIGATIONS. Premier shall pay, before they become delinquent, all taxes and assessments upon the Purchased Assets.

      7. SECURITY INTEREST. Premier has and shall continue to have sole ownership of the Purchased Assets. In recognition of the possibility that, notwithstanding the preceding sentence,

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Lexington may be considered to have acquired an ownership interest in the
Purchased Assets and to protect Premier's interests if that should happen, Lexington grants to Premier a security interest in the Purchased Assets. Lexington is granting this security interest to Premier solely to provide, to the maximum extent permitted by applicable law, that Premier's rights in and ownership of the Purchased Assets are superior to the claims of any present or future creditors of Lexington, including any trustee in bankruptcy, and the granting of this security interest shall not detract from or impair Premier's ownership of the Purchased Assets, as provided for herein.